PHUNWARE

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be held virtually on Thursday, December 17, 2026, 11:00 AM Eastern Time.

This communication is not a form of voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at www.proxydocs.com/PHUN.

If you want to receive a paper or email copy of these documents, you must request one by following the instructions below on or before December 10, 2026 to facilitate timely delivery. There is no charge to you for requesting a copy.

Important information regarding the Internet availability of the Company's proxy materials, instructions for accessing your proxy materials and voting online, and instructions for requesting paper or e-mail copies of your proxy materials are outlined in this Notice.

Mr AB Sample
Sample Street
Sample Town
Sampleshire, XXX XXX

You must use the 11-digit Control Number located in the box to attend the Annual Meeting virtually, to vote via Internet, or to request proxy materials. →

CONTROL NUMBER

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.

To the Stockholders of Phunware, Inc.

The 2026 Annual Meeting of Stockholders of Phunware, Inc. will be held virtually on Wednesday, December 17, 2026, 11:00 AM Eastern Time.

As a Registered Holder, you may attend and vote your shares at the virtual Annual Meeting by registering at **www.cesonlineservices.com/phun26_vm** and using the Virtual Control Number above. **Your registration must be received by 11:00 AM Eastern Time on December 16, 2026.** Please have your Virtual Control Number with you during the Annual Meeting in order to vote. Further instructions on how to attend and vote during the Annual Meeting are contained in the Proxy Statement.

The Board of Directors recommends a vote "FOR" the Board Nominee for director listed in Proposal 1, "FOR" Proposals 2 and 3, and "THREE YEARS" for Proposal 4.

1. To elect one (1) Class II Director, for a term expiring at the 2029 Annual Meeting of Stockholders.

   You may vote "FOR" one (1) Class II nominee in total. If you vote "FOR" more than one (1) Class II nominee, all of your votes on Proposal 1 will be disregarded and will not be counted. If the chairperson of the Annual Meeting determines that any Dissident Nominee was not properly nominated in accordance with the Company's Bylaws, including as a result of the nominating stockholder's failure to act in accordance with the representations made in its Nominee Solicitation Statement such as a failure to solicit holders of at least 67% of the voting power of shares entitled to vote at the election of directors, which such determination may be made by the chairperson of the Annual Meeting at any time before the adjournment of the Annual Meeting in accordance with the Company's Bylaws, then such nomination will be disregarded and any votes cast "FOR" such Dissident Nominee will not be counted.

   A "WITHHOLD" vote for a nominee has the same effect as not voting for that nominee, although you may also not vote for a nominee by not checking the "FOR" box for that nominee.

COMPANY NOMINEE
1(A) Elliot Han
DISSIDENT NOMINEE
1(B) Xuan Zhang

2. To ratify the selection by the Audit Committee of the Board of CBIZ CPAs P.C. ("CBIZ") as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2026.
3. To consider a non-binding advisory vote to approve the compensation of the Company's named executive officers.
4. To consider the frequency for stockholders' non-binding advisory vote on compensation of the Company's named executive officers.

Note: To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Securities and Exchange Commission rules permit us to make our proxy materials available to our stockholders via the Internet.

Material for this Annual Meeting and future meetings may be requested by one of the following methods:

Internet:

Go to **www.proxydocs.com/PHUN**
Have the 11-digit Virtual Control Number available when you access the website and follow the instructions.

Telephone:

Call 1-866-648-8133 Toll Free

E-Mail:

By e-mail at: paper@electioninvestors.com

* If requesting material by e-mail, please send a blank e-mail with the company name and your 11-digit Virtual Control Number in the subject line. No other requests, instructions, or other inquiries should be included within this email request.

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VOTING METHODS

Via Internet prior to the Annual Meeting:

Go to **www.AALvote.com/PHUN**

Have your 11-digit Virtual Control Number available and follow the prompts.

- Your electronic vote prior to the Annual Meeting authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned a proxy card.

Via Internet during the Annual Meeting:

Go to **www.AALvote.com/PHUN**

Have your 11-digit Virtual Control Number available and follow the prompts.

PHUNWARE